Exhibit 99.1

PLANET FITNESS, INC. TO ACQUIRE 114 LOCATIONS FROM ONE OF ITS TOP FRANCHISEES,

SUNSHINE FITNESS GROWTH HOLDINGS, LLC.

Transaction expected to be accretive to Adjusted Net Income per diluted share in 2022

Locations with leading store-level profit margins in the Planet Fitness system

Company will own approximately 10% of total systemwide store base upon completion of the transaction,

retaining its asset-light business model

Company provides member count and new store development for fiscal year 2021

HAMPTON, N.H. (January 11, 2022) – Planet Fitness, Inc. (NYSE: PLNT), one of the largest and fastest-growing franchisors and operators of fitness centers with more members than any other fitness brand, announced today it has signed a definitive agreement to acquire Sunshine Fitness Growth Holdings, LLC (“Sunshine Fitness”), a leading owner and operator of more than 100 Planet Fitness clubs in the Southeast United States in a cash and stock transaction valued at $800 million.

Under the terms of the agreement, Planet Fitness is expected to fund the cash portion of the purchase price through the proceeds from a new series of securitized notes issued under their existing securitization financing facility and from available cash on hand. The transaction is expected to close in the first quarter of 2022, and, based on historical and anticipated financial results of the Sunshine Fitness locations, is expected to be accretive to Planet Fitness’ Adjusted Net Income per diluted share in the low double-digit percent range in 2022. The Company expects to contribute the acquired stores and their related profitability to its wholly-owned securitization subsidiaries, consistent with its existing company-owned stores. In connection with the securitization debt financing, Planet Fitness also expects to refinance its Series 2018-1 Class A-2-I Notes, which as of September 30, 2021, had a principal balance of approximately $558 million. The acquisition and debt financing is expected to result in a slightly lower debt-to-Adjusted EBITDA ratio on a pro-forma consolidated basis.

Sunshine Fitness was the first franchisee in the Planet Fitness system and has been backed by TSG Consumer Partners (“TSG”) since 2017. Sunshine Fitness operates 114 locations in Alabama, Florida, Georgia, North Carolina, and South Carolina that will be combined into the current Planet Fitness company-owned portfolio, which is predominantly located in the Northeast. Upon closing of the transaction, Shane McGuiness, Co-Founder and CEO of Sunshine Fitness, who has been an owner and operator in the Planet Fitness system for nearly 20 years, will oversee operations of the combined corporate store portfolio.

“We are excited to announce the acquisition of Sunshine Fitness, one of our best-performing franchisees in the system, with locations that will provide geographic diversity to our current corporate store portfolio and that are in markets with a long runway for future store development,” said Chris Rondeau, Chief Executive Officer of Planet Fitness. “Owning corporate stores is an important part of our strategy, as it gives us both relevancy and credibility when making decisions that impact the entire system. Additionally, joining our corporate team is a management team that has built some of the highest store-level profit generating locations in our system which will enhance our corporate store leadership and capabilities.”

Rondeau continued, “Following this purchase, we will own more than 200 corporate stores, or approximately 10 percent of our total system, allowing us to retain our asset-light business model which is an important part of our shareholder value proposition.”

“Partnering with TSG has been an incredible experience. Their support for our business and growth never wavered and it has led to this next exciting moment in our evolution as an organization,” said Shane McGuiness, CEO of Sunshine Fitness. “We look forward to joining the Planet Fitness corporate team and being a part of the brand’s next chapter, working with Chris and the broader team to drive continued success in the company-owned stores.”

Michael Layman, Managing Director at TSG, commented, “My partner, Pierre LeComte, and I have a deep understanding of, and respect for, Planet Fitness and its management team through our long investment and ownership history in both Planet Fitness and, subsequently, Sunshine Fitness. We are pleased that through this transaction we will once again be a shareholder in Planet Fitness and believe it is well positioned to take advantage of the significant opportunities for growth in the years ahead.”

TSG’s involvement with the Planet Fitness brand dates back to November of 2012 when TSG acquired a majority stake in Planet Fitness. For nearly five years, TSG and Planet Fitness worked together to develop the Planet Fitness brand and improve the support and value proposition for both members and franchisees. In August of 2015, Planet Fitness began trading publicly on the New York Stock Exchange. After a successful partnership, TSG fully exited its investment in PLNT as of May of 2017. In December of 2017, TSG acquired a majority stake in Sunshine Fitness.

Planet Fitness 2021 Preliminary Key Year-End Metrics

Planet Fitness ended fiscal year 2021 with 15.2 million members, an increase of 1.7 million members over the past 12 months. In 2021, 132 new stores were opened, and the company ended the year with 2,254 stores worldwide. Currently, 98 percent of Planet Fitness’ stores are open including 100 percent of domestic locations.

“We exceeded our expectations for both member and new store growth in 2021. The silver lining of the pandemic is that it opened people’s eyes to the importance of fitness and overall health, and we’re seeing members who are visiting our stores are visiting more frequently than in the past, demonstrating their commitment to improving their health,” said Rondeau. “There is tremendous long-term untapped opportunity for our brand to get people off the couch, which is why, as a leader in the fitness industry, we are making this strategic investment for the future.”

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About Planet Fitness

Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of December 31, 2021, Planet Fitness had 15.2 million members and 2,254 stores in 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico and Australia. The Company’s mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 90% of Planet Fitness stores are owned and operated by independent business men and women.

About Sunshine Fitness Holdings LLC

Opening its first location in 2003 in Altamonte Springs, Florida, Sunshine Fitness is the very first Planet Fitness franchisee and is now one of the largest operators within the Planet Fitness brand. Started by longtime best friends, Shane McGuiness and Eric Dore, Sunshine Fitness now operates 114 locations. Today, Sunshine fitness still holds true to the original mission of enhancing people’s lives by providing a high-quality experience in a welcoming, non-intimidating environment known as the Judgement Free Zone®.

About TSG Consumer Partners

TSG Consumer Partners, LP is a leading private equity firm that partners with founders and management teams to build and accelerate growth for best-in-class consumer-facing businesses. Since its founding in 1986, TSG has been an active investor in the consumer industry. Representative past and present partner companies include Backcountry, Canyon Bicycles, Duckhorn, Dutch Bros, e.l.f. Cosmetics, IT Cosmetics, Joe Hudson’s Collision Centers, Mavis Tires, Planet Fitness, popchips, Power Stop, REVOLVE, Revolut, Robinhood, Smashbox, Stumptown, and vitaminwater. For more information, including a complete list of TSG’s current partner companies, visit tsgconsumer.com.

Media Contacts

McCall Gosselin

SVP Communications

press@pfhq.com

Brittany Fraser

SVP, ICR

BrittanyRae.Fraser@icrinc.com

Investor Contact

Stacey Caravella

VP, Investor Relations

Stacey.Caravella@pfhq.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to the acquisition of Sunshine Fitness and potential benefits therefrom, as well as other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as “believe,” “expect,” “goal,” plan,” “will,” “prospects,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements.

The Company’s acquisition of Sunshine Fitness is subject to closing conditions, including conditions relating to the financing of the acquisition and consents from third parties. Important factors that could cause our actual results to differ materially include risk that the parties may be unable to satisfy the conditions to closing the acquisition of Sunshine Fitness timely or at all, risk that the Sunshine Fitness management team may not continue their association with the Company for the timeline we expect or at all, risks of liabilities relating to the acquisition, risks that the financing may not be consummated on the terms or timeline we expect or at all, risk that the Company may not achieve the benefits it expects from the transaction, risks and uncertainties associated with the duration and impact of COVID-19, which has resulted and may continue to result in store closures and a decrease in our net membership base and may give rise to or heighten one or more of the other risks and uncertainties described herein, competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company’s and franchisees’ ability to identify and secure suitable sites for new franchise stores, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company’s information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2020, and the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.